Exhibit B-2.4

                    Re-allocation of estimated National Grid
                           bill - 2000/01 (all amounts
                         in thousands of British Pounds)

             ----------Type of National Grid cost billed----------


                      Shareholder Services         Senior Mgmt      Human Resources   Total costs    Total costs
                       Investor Relations                              Payroll         by NEES         by NEES
                         Group Accounts                                Pensions        entity          entity
                                                      (B)                (C)           (GBP)            (USD)
                   -----------------------------------------------------------------------------------------------

NEES                        1.166%    20         25.000%     315                          335            553
 Nantucket                  0.670%    12          0.590%       7      0.635%     2         21             35
 Mass Electric             42.416%   746         47.499%     600     46.265%   150      1,496          2,467
 MA Hydro                   1.592%    28                                                   28             46
 NH Hydro                   0.374%     7                                                    7             12
 NEP                       35.565%   624         10.394%     131      2.812%     9        764          1,261
 NEET                       0.421%     7                                                    7             12
 Granite                    1.886%    33          1.844%      23      1.633%     5         61            101
 Narragansett              13.384%   235         14.673%     185     15.876%    51        471            777
 NEES Global                0.906%    16                                                   16             26
 NEES Com                   0.896%    16                                                   16             26
 GS Energy                  0.001%     0
 NEES Energy                0.192%     3                                                    3              5
 AllEnergy                  0.531%     9                                                    9             15
 NEPSCo (A)                                                          32.779%   106        106            175
                   ----------------------------------------------------------------------------------------------

 Total                    100.000% 1,756        100.000%   1,261    100.000%   323      3,340          5,511
                   ----------------------------------------------------------------------------------------------

                                     Allocated through Department Overhead pools        1,720          2,838
                                                                                        -------------------------
                                     Total costs allocated to NEES                      5,060          8,349
                                                                                        -------------------------

(A) Nepsco costs will be reallocated following NEPSCo payroll.
Conversion factor 1 GBP = 1.65 USD

(B) This allocation formula allocates 25% to NEES parent with the remaining 75% being allocated to the NEP and the NEES retail companies using NEPSCO's operation and maintenance based allocation formula. An alternative allocation method would have been to use NEPSCO's operation and maintenance based allocation formula for 100% of the costs but with all companies included in the calculation in addition to NEP and the NEES retail companies. Had such alternative calculation been used, the amount allocated to NEP and the NEES retail companies would have been approximately 95%


(C) Allenergy is not included in the above allocation formula because Allenergy does not utilize NEPSCO's Human Resources group or NEPSCO's payroll department. None of NEES' other unregulated subsidiaries have their own employees but instead utilize NEPSCO employees or outside contractors. Because this formula includes NEPSCO employees in such allocation calculations, these other unregulated companies are allocated a portion of the cost of the Human Resources and payroll function when they utilize NEPSCO employees.